UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 7, 2003

CRAY INC.

(Exact name of registrant as specified in its charter)

Washington	0-26820	93-0962605
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

411 First Avenue South, Suite 600
Seattle, WA 98104-2860
(Address of principal executive offices)

Registrant’s telephone number, including area code:    (206) 701-2000

Registrant’s facsimile number, including area code:    (206) 701-2500

None
(Former name or former address, if changed since last report)

Item 5. Other Events.
SIGNATURES

Item 5. Other Events.

Peter J. Ungaro, age 34, has been named Vice President, Worldwide Sales and Marketing, of Cray Inc. Until joining Cray, Mr. Ungaro was Vice President, Worldwide Deep Computing Sales for IBM Corporation, a position he assumed last April. Previously, Mr. Ungaro was IBM’s Vice President, Worldwide High Performance Computing Sales, and held other sales leadership positions at IBM since joining IBM in 1991. Mr. Ungaro received his BA is business administration at Washington State University.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CRAY INC.

	By:	/s/ Kenneth W. Johnson

August 7, 2003		Kenneth W. Johnson General Counsel